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                                                                 EXHIBIT 23.10.8

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 1, 1998, with respect to the financial statements of Snowden Village Associates Limited Partnership for the years ended December 31, 1997 included in the Prospectus Supplement of AIMCO Properties, L.P.




                                                           /s/ ERNST & YOUNG LLP


Greenville, South Carolina
October 5, 1998